EXHIBIT 16.1



KPMG LLP
303 East Wacker Drive
Chicago. IL 60601-5212
Telephone 312 665 1000
Fax 312 665 6000
July 28, 2004


Mr. Nidal Zayed
Executive Vice President and
Mr. Bud Curley
Chief Financial Officer
Telesource International
260 Parkview Boulevard
Lombard, IL 60148

Mr. Zayed and Mr. Curley:

VIA FASCIMILIE & DHL

This is to confirm that the client-auditor relationship between Telesource International, Inc. (Commission File Number 0-2564) and KPMG LLP has ceased.

Very truly yours,

/s/KPMG LLP


cc:  Chief Accountant Securities and Exchange Commission